Exhibit 10.2

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT is made effective as of the 31st day of August, 2007, between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and Lorna Nagler (“Employee”).

1.             Award.

(a)           Shares.  Pursuant to the Christopher & Banks Corporation 2005 Stock Incentive Plan, as amended (the “Plan”), Forty Thousand (40,000) shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Stock”), shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

(b)           Issuance of Restricted Shares.  The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c)           Plan Incorporated.  Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2.             Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)           Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and no dividends will be paid to Employee or accrue to Employee’s benefit, to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee’s employment with the Company or employing subsidiary for any reason other than (i) normal retirement on or after age sixty-five, (ii) death or (iii) disability as determined by the Company or employing subsidiary, or except as otherwise provided in the penultimate sentence of subparagraph (b) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

(b)           Lapse of Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Shares on May 31, 2008, provided that (i) Employee has been continuously employed by the Company through that date and has not given any notice of resignation before or on that date and (ii) prior to that date Employee has delivered to the Company’s Board of Directors a strategic plan for the Acorn Division together with a schedule for implementation of the plan.  Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a

Change in Control (as such term is defined in Section 10 of the Plan), or (ii) the date Employee’s employment with the Company is terminated by reason of death, disability (as determined by the Company or employing subsidiary) or normal retirement on or after age sixty-five.  In the event Employee’s employment is terminated for any other reason, including retirement prior to age sixty-five with the approval of the Company or employing subsidiary, the Committee which administers the Plan (the “Committee”) may, in the Committee’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.  If the Employee is not, and was not during any portion of Employee’s term of employment, obligated to file reports with respect to the Company’s equity securities pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Committee may delegate its authority to approve the lapse of forfeiture restrictions as set forth in preceding sentence to such designee as the Committee deems appropriate in its sole discretion.

(c)           Certificates.  A certificate evidencing the Restricted Shares shall be issued by the Company in Employee’s name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and, following the lapse of forfeiture restrictions, shall be entitled to receive all dividends.  All voting rights shall terminate when the Restricted Shares are forfeited pursuant to the provisions of this Agreement.  The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award.  Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions.  Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

3.             Withholding of Tax.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration or expense reimbursements then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

4.             Status of Stock.  Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.  Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel to the Company, constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5.             Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ the Employee and this Agreement shall not affect in any way the right of the Company or its subsidiaries to terminate the employment of the Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

6.             Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

7.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

8.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

CHRISTOPHER & BANKS
CORPORATION

By:	/s/Larry Barenbaum
Larry Barenbaum
Chairman

EMPLOYEE

Signed:	/s/Lorna Nagler
Lorna Nagler

Please Check Appropriate Item (One of the lines must be checked):

☐	I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

☐	I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.

* I acknowledge that the Company has suggested that before this block is checked that I check with a tax consultant of my choice.

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for stock registry)	(if applicable)

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